UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broadway, New York, New York		10012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As previously reported, on May 28, 2009, the Company entered into (i) convertible note hedge transactions in connection with the offering of up to $120,000,000 aggregate principal amount of 4.375% Senior Convertible Notes Due 2014 (the “Underwritten Notes”) with each of JPMorgan Chase Bank, National Association and Barclays Bank PLC (together, the “Hedge Counterparties”) and (ii) warrant transactions in connection with the Underwritten Notes with each of the Hedge Counterparties. In connection with the exercise of the option in respect of an additional $18,000,000 aggregate principal amount of such 4.375% Senior Convertible Notes Due 2014 (the “Option Notes” and, together with the Underwritten Notes, the “Notes”), on May 29, 2009 the Company entered into (iii) additional convertible note hedge transactions with each of the Hedge Counterparties and (iv) additional warrant transactions with each of the Hedge Counterparties. The transactions referenced in clauses (i) and (iii) are referred to herein as the “Convertible Note Hedge Transactions” and the transactions referenced in clauses (ii) and (iv) are referred to herein as the “Warrant Transactions.”

The Convertible Note Hedge Transactions involve the Company purchasing call options from the Hedge Counterparties, and the Warrant Transactions involve the Company selling call options to the Hedge Counterparties with a higher strike price than the purchased call options.

On June 12, 2013, the Company entered into Unwind Agreements with respect to the Convertible Note Hedge Transactions and Unwind Agreements with respect to the Warrant Transactions with each of the Hedge Counterparties (collectively, the “Unwind Agreements”). Pursuant to the terms of the Unwind Agreements, and in connection with the Company’s issuance of a notice of redemption for all the Notes, the Company has the right to deliver a notice to the Hedge Counterparties, prior to the redemption date set forth in such redemption notice, designating an early termination date for the Convertible Note Hedge Transactions and Warrant Transactions. The Hedge Counterparties will owe a cash payment to the Company as a result of the early termination of the Convertible Note Hedge Transactions that will be calculated based on its current fair market value. The Company will owe a cash payment to the Hedge Counterparties, as applicable, as a result of the early termination of the Warrant Transactions that will be calculated based on its current fair market value.

The Unwind Agreement with respect to the Convertible Note Hedge Confirmations, dated as of June 12, 2013, between the Company and JPMorgan Chase Bank, National Association, London Branch, is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

The Unwind Agreement with respect to the Warrant Confirmations, dated as of June 12, 2013, between the Company and JPMorgan Chase Bank, National Association, London Branch, is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

The Unwind Agreement with respect to the Convertible Note Hedge Confirmations, dated as of June 12, 2013, between the Company and Barclays Bank PLC, is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference as if set forth in full.

The Unwind Agreement with respect to the Warrant Confirmations, dated as of June 12, 2013, between the Company and Barclays Bank PLC, is filed as Exhibit 99.4 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 8.01	Other Events

On June 12, 2013, the Company distributed a notice of redemption to holders of its 4.375% Convertible Senior Notes due 2014. The redemption of all the Company’s outstanding 4.375% Convertible Senior Notes due 2014 is scheduled to occur on August 29, 2013.

On June 12, 2013, the Company issued a press release relating to the distribution by the Company of a notice of redemption to holders of its 4.375% Convertible Senior Notes due 2014. That press release is filed as Exhibit 99.5 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Unwind Agreement with respect to the Convertible Note Hedge Confirmations, dated as of June 12, 2013, between Take-Two Interactive Software, Inc. and JPMorgan Chase Bank, National Association, London Branch

99.2	Unwind Agreement with respect to the Warrant Confirmations, dated as of June 12, 2013, between Take-Two Interactive Software, Inc. and JPMorgan Chase Bank, National Association, London Branch

99.3	Unwind Agreement with respect to the Convertible Note Hedge Confirmations, dated as of June 12, 2013, between Take-Two Interactive Software, Inc. and Barclays Bank PLC

99.4	Unwind Agreement with respect to the Warrant Confirmations, dated as of June 12, 2013, between Take-Two Interactive Software, Inc. and Barclays Bank PLC

99.5	Press Release dated June 12, 2013 relating to the distribution of the notice of redemption by Take-Two Interactive Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Lainie Goldstein
Name: Lainie Goldstein
Title: Chief Financial Officer

Date: June 12, 2013

EXHIBIT INDEX

Exhibit

99.1	Unwind Agreement with respect to the Convertible Note Hedge Confirmations, dated as of June 12, 2013, between Take-Two Interactive Software, Inc. and JPMorgan Chase Bank, National Association, London Branch

99.2	Unwind Agreement with respect to the Warrant Confirmations, dated as of June 12, 2013, between Take-Two Interactive Software, Inc. and JPMorgan Chase Bank, National Association, London Branch

99.3	Unwind Agreement with respect to the Convertible Note Hedge Confirmations, dated as of June 12, 2013, between Take-Two Interactive Software, Inc. and Barclays Bank PLC

99.4	Unwind Agreement with respect to the Warrant Confirmations, dated as of June 12, 2013, between Take-Two Interactive Software, Inc. and Barclays Bank PLC

99.5	Press Release dated June 12, 2013 relating to the distribution of the notice of redemption by Take-Two Interactive Software, Inc.